DISSOLUTION AGREEMENT

THIS AGREEMENT made as of 28th day of August, 2007 by and between Inform Worldwide Holdings, Inc., a Florida corporation ("IWW") and Soam Energy, LLC, a Texas limited liability company ("SE").

WHEREAS, the parties hereto ( individually the “Party” and collectively the "Parties") entered into a Joint Venture Agreement, dated November 7, 2006, (the "Venture Agreement") to carry on the business of exploitation of coal from the Banning 1 lease under the name Banning 1 Joint Venture; and

WHEREAS, the Parties now wish to dissolve the Joint Venture.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the Parties agree as follows:

The Parties agree to dissolve the Joint Venture effective August 28, 2008 (the "Dissolution Date").

Effective the Dissolution Date, all of the assets of the Joint Venture will be distributed to the Parties pro rata in accordance with their respective interests in the Joint Venture, and all of the liabilities of the Joint Venture, will be assumed by the Parties pro rata in the same proportion.

Each Party hereby indemnifies and saves harmless the other Party from and against any claims, demands, actions, losses and damages suffered by such Parties resulting from the failure of the Party to pay and discharge any portion of any Joint Venture liability which such Party has assumed by virtue of this Agreement.

The Parties hereby release and forever discharge one another from any and all claims, demands, actions, losses and damages whatsoever arising from or relating to the Joint Venture, with the exception of any claims, demands, actions, losses and damages arising from or resulting from the terms and conditions of this Agreement.

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators and assigns of each of the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INFORM WORLDWIDE                                                                                                    SOAM ENERGY, LLC
HOLDINGS, INC.

  /s/ Ashvin Mascarenhas                                                                                                    /s/ Ashvin Mascarenhas

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Ashvin Mascarenhas, CEO                                                                                                    Ashvin Mascarenhas, Manger